As filed with the Securities and Exchange Commission on June 16, 1999
                                                        REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                   FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                           THE COOPER COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                      6140 STONERIDGE MALL ROAD, SUITE 590             94-2657368
    (State or Other Jurisdiction          PLEASANTON, CALIFORNIA 94588                (I.R.S. Employer
  of Incorporation or Organization)               (925) 460-3600                   Identification Number)
                                       (Address, including ZIP code, and
                                      telephone number, including area code,
                                   of registrant's principal executive offices)

                                CAROL R. KAUFMAN
                   VICE PRESIDENT OF LEGAL AFFAIRS, SECRETARY
                        AND CHIEF ADMINISTRATIVE OFFICER
                           THE COOPER COMPANIES, INC.
                      6140 STONERIDGE MALL ROAD, SUITE 590
                          PLEASANTON, CALIFORNIA 94588
                                 (925) 460-3600
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)
                             ----------------------
                                   COPIES TO:
                             SAMUEL A. FISHMAN, ESQ.
                             LAURA L. GABRIEL, ESQ.
                                LATHAM & WATKINS
                        505 Montgomery Street, Suite 1900
                         San Francisco, California 94111
                                 (415) 391-0600
                             ----------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                         CALCULATION OF REGISTRATION FEE

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                                                              PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES TO      AMOUNT TO BE        OFFERING PRICE      AGGREGATE OFFERING       AMOUNT OF
            BE REGISTERED                   REGISTERED          PER UNIT (1)           PRICE (1)         REGISTRATION FEE
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    Common Stock ($0.10 par value)            83,333               $22.50            $1,874,992.50           $521.25
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 Preferred Stock Purchase Rights (2)          83,333           Not applicable             (2)                  $100
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(1) Estimated solely for the purpose of computing the amount of registration fee, based on the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange, Inc. on June 11, 1999, in accordance with Rule 457(c) promulgated under the Securities Act of 1933.

(2) Rights to acquire shares of the Registrant's Series A Junior Participating Preferred Stock are attached to and trade with the Common Stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock. Fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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The information in this prospectus is not complete and may be changed. The selling stockholder may not resell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and this prospectus is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



PROSPECTUS

                              SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JUNE 16, 1999


                           THE COOPER COMPANIES, INC.
                          83,333 SHARES OF COMMON STOCK
                           ($.10 Par Value Per Share)

         This prospectus relates to up to 83,333 shares of our common stock, par value $.10 per share, and the rights to acquire our series A junior participating preferred stock that are attached to and trade with the common stock, which may be offered for sale by a selling stockholder. Each share of common stock carries with it one right to purchase 1/100th of a share of our series A junior participating preferred stock. Shares of common stock may be sold from time to time by the selling stockholder directly or through one or more broker-dealers, in one or more transactions on the New York Stock Exchange or the Pacific Exchange, Inc. in accordance with the rules of those exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices.

         We will not receive any of the proceeds from the sale of the shares of common stock. We will bear all expenses of the offering of the common stock, except that the selling stockholder will pay any applicable underwriting fees, discounts or commissions and transfer taxes, as well as the fees and disbursements of his counsel and experts.

         Our common stock is listed on the New York Stock Exchange and the Pacific Exchange, Inc. On June 15, 1999 the last reported sale price for our common stock as reported on the New York Stock Exchange composite tape was $22 3/4 per share.

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        SEE "RISK FACTORS" COMMENCING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PURCHASING THE SECURITIES OFFERED BY THIS PROSPECTUS.


        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                   The date of this prospectus is June , 1999

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                              AVAILABLE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form S-3 with respect to the shares of common stock offered by this prospectus. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information about us and our common stock, please refer to the registration statement and the exhibits to the registration statement, which you may examine without charge at the public reference facilities maintained by the Securities and Exchange Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which you may obtain from the Securities and Exchange Commission upon payment of the prescribed fees. Statements contained in this prospectus as to the contents of any agreement or other document referred to in this prospectus or in the agreement or other document are qualified by reference to the copy of the agreement or other document filed as an exhibit to the registration statement or the other document.

         We are subject to the information requirements of the Securities Exchange Act of 1934, and we file reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy the registration statement and its exhibits and schedules and the reports, proxy statements and other information that we file with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934 at the public reference facilities maintained by the Securities and Exchange Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain copies of these materials at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants who file with the Securities and Exchange Commission and certain of our filings are available at this web site: http://www.sec.gov. In addition, our common stock is listed on the New York Stock Exchange and the Pacific Exchange, Inc. and you can inspect reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Exchange, Inc., 301 Pine Street, San Francisco, California 94104.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Securities and Exchange Commission, modifies or replaces this information. We incorporate by reference the following documents filed by us with the Securities and Exchange Commission:

         annual report on Form 10-K for our fiscal year ended October 31, 1998;

         the portions of our 1999 annual report to stockholders that have been incorporated by reference into the 10-K referenced above;

         the portions of our proxy statement for our annual meeting of stockholders held March 18, 1999 that have been incorporated by reference into the 10-K referenced above;

         quarterly reports on Form 10-Q for the quarterly period ended January 31, 1999 and the quarterly period ended April 30, 1999;

         current reports on Form 8-K filed on November 5, 1998, November 25, 1998, December 23, 1998, January 21, 1999, February 5, 1999, February 25, 1999, March 23, 1999, April 30, 1999, May 14, 1999 and June 3,
         1999;

         the description of our common stock contained in our registration statement on Form 8-A filed on October 28, 1983 and the description of our rights contained in our registration statement on Form 8-A filed on November 3, 1997; and

         all documents we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus but before the termination of the offering of securities offered by this prospectus.

        To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write to the Vice President of Legal Affairs of The Cooper Companies, Inc., 6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588 (telephone number: (925) 460-3600).

                           FORWARD-LOOKING STATEMENTS

        Some of the information included and incorporated by reference in this prospectus contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include certain statements pertaining to our (including our subsidiaries') capital resources, performance and results of operations. In addition, all statements regarding anticipated growth in our sales, revenues and products and anticipated market conditions and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: major changes in business conditions and the economy, loss of key senior management, major disruptions in the operations of our manufacturing facilities, new competitors or technologies, significant disruptions caused by the failure of third parties to address the year 2000 issue or by unforeseen delays in completing our year 2000 compliance program, acquisition integration costs, foreign currency exchange exposure including the potential impact of the Euro, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental clean-up costs above those already accrued, litigation costs, costs of business divestitures, and items discussed below under "Risk Factors" and in the reports we file with the Securities and Exchange Commission, including the section entitled "Business" in our annual report on Form 10-K for the year ended October 31, 1998. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this prospectus or the dates indicated in the forward-looking statements.

                                  RISK FACTORS

         The market price of our common stock may be subject to significant fluctuations in response to, among other things, the factors discussed above under "Forward-Looking Statements," variations in quarterly operating results, failure to meet published estimates of, or changes in earnings estimates by us or securities analysts, and other factors. In addition, the securities markets have experienced significant price and volume fluctuations from time to time in recent years that have often been unrelated or disproportionate to the operating performance of particular companies. These broad fluctuations could affect the market price of our common stock.

         We have outstanding options to purchase 1,650,257 shares of common stock, 787,050 of which are currently exercisable. If these options are exercised, the issuance of common stock upon exercise would dilute the proportionate voting power and equity interests of the holders of the common stock offered by this prospectus. In addition, sales of substantial amounts of our common stock by existing stockholders, or the perception that significant sales could occur, could adversely affect prevailing market prices for our common stock.

                                   THE COMPANY

         Through our principal subsidiaries (CooperVision, Inc. and CooperSurgical, Inc.), we develop, manufacture and market healthcare products. CooperVision, Inc. markets a range of contact lenses to correct visual defects, specializing in lenses that correct astigmatism ("torics"). Its leading products are disposable-planned replacement toric and spherical lenses. CooperVision, Inc. also markets conventional toric and spherical lenses and lenses for patients with more complex vision disorders. CooperSurgical, Inc. markets diagnostic products, surgical instruments and accessories to the women's healthcare market.

                             THE SELLING STOCKHOLDER

         The 83,333 shares of our common stock to be offered under this prospectus are owned by Anthony W. Hemming. In this prospectus, we refer to Mr. Hemming as the "selling stockholder." The selling stockholder acquired the shares of common stock upon exercise of a warrant that we issued to him in connection with the purchase of all of the stock of Unimar, Inc. by CooperSurgical, Inc. in April of 1996. The selling stockholder is a former stockholder of Unimar. In connection with the acquisition of Unimar, CooperSurgical, Inc. and Unimar entered into a services agreement with the selling stockholder pursuant to which the selling stockholder provided consulting services to CooperSurgical, Inc. and Unimar until April 11, 1998, at which time the services agreement terminated pursuant to its terms. The selling stockholder has pledged the 83,333 shares registered pursuant to this registration statement to McDonald Investments, Inc. as security for a loan. If the selling stockholder defaults on the loan, McDonald Investments, Inc. could obtain ownership of the shares and would then become a selling stockholder under this prospectus. McDonald Investments, Inc. is a subsidiary of KeyBank National Association. We have a $50 million line of credit with KeyBank National Association.

         Including the shares registered under this registration statement, the selling stockholder owns 92,133 shares of our common stock, which constitute less than 1% of our issued and outstanding common stock. Because the selling stockholder may sell all or some portion of the shares covered by this prospectus, we cannot estimate the number of shares, and the percentage of outstanding shares of common stock that he will hold after any particular sale.

                              PLAN OF DISTRIBUTION

         The shares of common stock offered by this prospectus are being sold by the selling stockholder for his own account, and we will not receive any of the proceeds from the sale of the shares.

         The distribution of the shares of common stock by the selling stockholder may be made from time to time by the selling stockholder directly or through one or more brokers, agents, or dealers in one or more transactions (which may involve crosses and block transactions) on the New York Stock Exchange, the Pacific Exchange, Inc. or other exchanges on which our common stock is listed, pursuant to and in accordance with the rules of those exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to prevailing market prices or at negotiated prices. In the event that one or more brokers, agents or dealers agree to sell the shares, they may do so by purchasing shares as principals or by selling shares as agents for the selling stockholder. Any brokers, agents or dealers who sell the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any broker, agent or dealer may receive compensation from the selling stockholder which may be deemed to be underwriting discounts or commissions and may receive commissions from purchasers of the securities for whom it may act as agent. If any such broker or dealer purchases the shares as principal it may resell the shares from time to time to or through other brokers or dealers, and the other brokers or dealers may receive compensation in the form of concessions or commissions from the selling stockholder or purchaser of the shares for whom they may act as agents.

         We have advised the selling stockholder that it and any brokers, dealers or agents who effect a sale of the shares are subject to the prospectus delivery requirements of the Securities Act of 1933. We have advised the selling stockholder that in the event of a "distribution" of its shares, the selling stockholder and any broker, agent or dealer who participates in the distribution may be subject to applicable provisions of the Securities Exchange Act of 1934 and its rules and regulations, including Regulation M.

         In connection with distributions of the shares, the selling stockholder may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder also may sell our common stock short and deliver the shares to close out short positions. The selling stockholder also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer the shares. The selling stockholder may transfer the shares to a donee and any donee would become a selling stockholder under this prospectus. The selling stockholder has pledged the shares registered pursuant to this registration statement to McDonald Investments, Inc. as security for a loan. If the selling stockholder defaults on the loan, McDonald Investments, Inc. could obtain ownership of the shares and would then become a selling stockholder under this prospectus. See "The Selling Stockholder."

         We will bear all expenses of the offering of the shares, except that the selling stockholder will pay any applicable underwriting fees, discounts or commissions and transfer taxes, as well as the fees and disbursements of his counsel and experts.

                                  LEGAL MATTERS

         The legality of the shares of common stock offered by this prospectus will be passed upon for us by Latham & Watkins, San Francisco, California. Certain members of Latham & Watkins and their families own beneficial interests in less than 1% of our common stock.

                                     EXPERTS

         The consolidated financial statements and schedule of The Cooper Companies, Inc. and subsidiaries as of October 31, 1998 and 1997 and for each of the years in the three-year period ended October 31, 1998 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein and in the registration statement, and upon the authority of said firm as experts in accounting and auditing.

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NEITHER WE NOR THE SELLING STOCKHOLDER HAVE AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES AND THIS PROSPECTUS IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ON ANY DATE AFTER THE DATE OF THIS PROSPECTUS, EVEN THOUGH THIS PROSPECTUS IS DELIVERED OR SHARES ARE SOLD PURSUANT TO THIS PROSPECTUS ON A LATER DATE.

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               TABLE OF CONTENTS


                                                 PAGE
                                                 ----
Available Information..........................    2
Incorporation of Certain
  Information by Reference.....................    2
Forward-Looking Statements.....................    3
Risk Factors...................................    4
The Company....................................    4
The Selling Stockholder........................    5
Plan of Distribution...........................    5
Legal Matters..................................    6
Experts........................................    6

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                                  83,333 SHARES


                           THE COOPER COMPANIES, INC.


                                  COMMON STOCK



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                                   PROSPECTUS

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                                   June , 1999


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                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses relating to the registration of the Securities will be borne by the Company. Such expenses are set forth in the table below. All amounts are estimates except the Securities Act registration fee.

Securities Act Registration Fee........................................  $   521
Accounting Fees and Expenses...........................................    5,000
Legal Fees and Expenses (other than Blue Sky)..........................   10,000
Printing Fees and Expenses ............................................      500
Miscellaneous..........................................................    3,979
                                                                         -------
Total..................................................................  $20,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Cooper Companies, Inc. is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "Delaware General Corporation Law") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.

        Article X of The Cooper Companies, Inc.'s Certificate of Incorporation, as amended, provides that a director shall not be liable to The Cooper Companies, Inc. or its stockholders for monetary damages for breach of duty as a director, except under the circumstances listed in (1) through (4) above and further provides that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of The Cooper Companies, Inc. shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

        Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Paragraph (b) of Article X of The Cooper Companies, Inc.'s Certificate of Incorporation, as amended, provides that each person who was or is made a party to or is threatened to be made party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of The Cooper Companies, Inc. (or was serving at the request of The Cooper Companies, Inc. as a director, officer, employee or agent for another entity) while serving in such capacity shall, except in certain lawsuits initiated by such persons, be indemnified and held harmless by The Cooper Companies, Inc., to the full extent authorized by the Delaware General Corporation Law, as in effect (or, to the extent authority for indemnification is broadened, as it may be amended) against all expense, liability or loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. Paragraph (b) further provides that rights conferred thereby shall be contract rights and shall include the right to be paid by The Cooper Companies, Inc. the expenses incurred in defending the proceedings specified above, in advance of their final disposition, provided that, if the Delaware General Corporation Law so requires, such payment shall only be made upon delivery to The Cooper Companies, Inc. by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person receiving such payments is not entitled to be indemnified under Paragraph (b) or otherwise. Paragraph (b) provides that The Cooper Companies, Inc. may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors, officers and employees.

         Paragraph (b) provides that persons indemnified thereunder may bring suit against The Cooper Companies, Inc. to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such suit shall be reimbursed by The Cooper Companies, Inc.. Paragraph (b) further provides that while it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the Delaware General Corporation Law, the burden of proving the defense shall be on The Cooper Companies, Inc. and neither the failure of The Cooper Companies, Inc.'s Board of Directors to have made a determination that indemnification is proper, nor an actual determination by the Board of Directors that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Paragraph (b) provides that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or acquire under any statute, provision of The Cooper Companies, Inc.'s Certificate of Incorporation or By-Laws, or otherwise.

         Paragraph (b) also provides that The Cooper Companies, Inc. may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, whether or not The Cooper Companies, Inc. would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        Finally, Paragraph (b) provides that The Cooper Companies, Inc. may enter into indemnification contracts consistent with its provisions. However, the existence of a contract is not a precondition to indemnification under Paragraph (b).

        Article VII, Section 7 of the By-Laws of The Cooper Companies, Inc. provides:

        "The Corporation shall indemnify, to the extent permitted by the General Corporation Law of Delaware as amended from time to time, (a) each of its present and former officers and Directors, and (b) each of its present or former officers, Directors, agents or employees who are serving or have served at the request of this corporation as an officer, Director or partner (or in any similar position) of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether by or in the right of this corporation by a third party or otherwise, to which such person is made a party or threatened to be made a party by reason of such office in this Corporation or in another corporation, partnership, joint venture, trust or other enterprise. Such indemnification shall inure to the benefit of the heirs, executors and administrators of any indemnified person.

        To the extent permitted by the General Corporation Law of Delaware, under general or specific authority granted by the Board of Directors,
        (a) this Corporation by specific action of the Board of Directors may furnish such indemnification to its agents and employees with respect to their activities on behalf of this Corporation; (b) this Corporation by specific action of the Board of Directors may furnish such indemnification to each present or former officer, director, employee or agent of a constituent corporation absorbed in a consolidation or merger with this Corporation and to each officer, director, agent or employee who is or was serving at the request of such constituent corporation as an officer, director, agent or employee of another corporation, partnership, joint venture, trust or other enterprise; and (c) this corporation may purchase and maintain indemnification insurance on behalf of any of the officers, directors, agents or employees whom it is required or permitted to indemnify as provided in this Article."

        The Cooper Companies, Inc. maintains insurance covering itself and its officers and directors against certain liabilities incurred in their capacities as such.

ITEM 16.  EXHIBITS

         The following documents are filed as part of this registration statement.

       EXHIBIT NUMBER                         DESCRIPTION
       --------------                         -----------
             4.1              Restated Certificate of Incorporation, as amended,
                              incorporated by reference to Exhibit 4(a) to the
                              Registrant's Registration Statement on Form S-3
                              No. 33-17330.

             4.2 Certificate of Amendment of Restated Certificate of Incorporation dated September 21, 1995, incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995.

             4.3              Certificate of Designations of Series A Junior
                              Participating Preferred Stock of the Registrant, incorporated by reference to Exhibit 4.0 to the Registrant's Current Report on Form 8-K dated
                              October 29, 1997.

             4.4 Amended and Restated By-Laws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant's Report on Form 8-A dated January 18,
                              1994.

             4.5 Rights Agreement, dated as of October 29, 1997, between the Registrant and American Stock Transfer
                              & Trust Company, incorporated by reference to
                              Exhibit 4.1 to the Registrant's Current Report on
                              Form 8-K (File No. 1-8597) dated October 29, 1997.

             4.6              Common Stock Purchase Warrant dated April 11,
                              1996, in favor of Anthony W. Hemming.

             5.1              Opinion of Latham & Watkins.

            23.1 Consent of Latham & Watkins (included in its opinion filed as Exhibit 5.1).

            23.2              Consent of KPMG LLP.

            24.1 Power of Attorney (included on page II-7 of this Registration Statement).

ITEM 17.  UNDERTAKINGS.

(a)     The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously discussed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on the 15th day of June, 1999.

                               THE COOPER COMPANIES, INC.

                               By:   /s/ A. Thomas Bender
                                    -------------------------------
                                    A. Thomas Bender
                                    President and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Carol R. Kaufman and Robert S. Weiss, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-3, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith or in connection with the registration of the common stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                                        Title                              Date
              ---------                                        -----                              ----
/s/ A. Thomas Bender                      President, Chief Executive Officer and              June 15, 1999
---------------------------               Director (Principal Executive Officer)
A. Thomas Bender

/s/ Robert S. Weiss                       Executive Vice President, Treasurer, Chief          June 15, 1999
--------------------------                Chief Financial Officer and Director
Robert S. Weiss                           (Principal Financial Officer)

/s/ Stephen C. Whiteford                  Vice President and Corporate Controller             June 15, 1999
--------------------------------          (Principal Accounting Officer)
Stephen C. Whiteford

              Signature                                        Title                              Date
              ---------                                        -----                              ----
/s/ Allan E. Rubenstein, M.D.             Chairman of the Board of Directors                  June 15, 1999
------------------------------
Allan E. Rubenstein, M.D.

/s/ Michael H. Kalkstein                  Director                                            June 15, 1999
------------------------------
Michael H. Kalkstein

/s/ Donald Press                          Director                                            June 15, 1999
------------------------------
Donald Press

/s/ Moses Marx                            Director                                            June 15, 1999
------------------------------
Moses Marx

/s/ Steven Rosenberg                      Director                                            June 15, 1999
------------------------------
Steven Rosenberg

/s/ Stanley Zinberg, M.D.                 Director                                            June 15, 1999
------------------------------
Stanley Zinberg, M.D.

                                  EXHIBIT INDEX

    EXHIBIT
    NUMBER                                              DESCRIPTION
    -------                                             -----------
      4.1         Restated Certificate of Incorporation, as amended,
                  incorporated by reference to Exhibit 4(a) to the Registrant's
                  Registration Statement on Form S-3 No. 33-17330.

      4.2         Certificate of Amendment of Restated Certificate of
                  Incorporation dated September 21, 1995, incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995.

      4.3         Certificate of Designations of Series A Junior Participating
                  Preferred Stock of the Registrant, incorporated by reference to Exhibit 4.0 to the Registrant's Current Report on Form 8-K dated October 29, 1997.

      4.4 Amended and Restated By-Laws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant's Report on Form
                  8-A dated January 18, 1994.

      4.5         Rights Agreement, dated as of October 29, 1997, between the
                  Registrant and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.1 to the Registrant's
                  Current Report on Form 8-K (File No. 1-8597) dated October 29,
                  1997.

      4.6 Common Stock Purchase Warrant dated April 11, 1996, in favor of Anthony W. Hemming.

      5.1         Opinion of Latham & Watkins.

     23.1 Consent of Latham & Watkins (included in its opinion filed as Exhibit 5.1).

     23.2         Consent of KPMG LLP.

     24.1         Power of Attorney (included on page II-7 of this Registration
                  Statement).